Exhibit 99.1

CONTACT: Todd Pozefsky (203) 458-5807

WHITE MOUNTAINS REPORTS FIRST QUARTER RESULTS

HAMILTON, Bermuda (May 10, 2021) - White Mountains Insurance Group, Ltd. (NYSE: WTM) reported book value per share of $1,231 and adjusted book value per share of $1,242 as of March 31, 2021. Book value per share and adjusted book value per share both decreased 2% in the first quarter of 2021, including dividends.

Manning Rountree, CEO, commented, “We are off to a bit of a slow start in 2021, with ABVPS down 2% in the first quarter. The decline was largely driven by two items—(i) a mark-to-market decline in our MediaAlpha position (which has since rebounded) and (ii) a loss triggered by NSM’s sale of the Fresh Insurance motor business. Our underlying operating results were sound. BAM enjoyed its strongest first quarter on record, driven by primary market penetration and another significant assumed reinsurance transaction. Ark wrote $405 million of gross written premiums in the quarter, up more than 2x year over year, with renewal pricing up more than 10%. Ark’s adjusted combined ratio was 108% in the quarter, impacted by heavy cat losses, chiefly related to Winter Storm Uri. NSM posted solid growth in both pro forma controlled premiums and pro forma adjusted EBITDA. Kudu posted solid growth in revenues from participation contracts and adjusted EBITDA. Excluding MediaAlpha, our investment portfolio was up 0.7% in the quarter. Reflecting $160 million of net proceeds from the MediaAlpha secondary offering in March, we finished the quarter with roughly $300 million in undeployed capital.”

Comprehensive loss attributable to common shareholders was $74 million in the first quarter of 2021, compared to $132 million in the first quarter of 2020. Results in the first quarter of 2021 were driven primarily by $42 million of net realized and unrealized investment losses from White Mountains’s investment in MediaAlpha (as the MediaAlpha share price declined from $39.07 at December 31, 2020 to $35.43 at March 31, 2021) and a loss of $29 million related to NSM’s sale of its Fresh Insurance motor business. Results in the first quarter of 2020 were driven primarily by negative investment returns as equity markets declined in reaction to the COVID-19 pandemic.

MediaAlpha

On March 23, 2021, MediaAlpha completed a secondary offering of 8.05 million shares at $46.00 per share ($44.62 per share net of underwriting fees). In the secondary offering, White Mountains sold 3.6 million shares for net proceeds of $160 million. Following the completion of the offering, White Mountains owns 16.9 million shares, representing a 29% basic ownership interest (26% on a fully-diluted/fully-converted basis). At the March 31, 2021 closing price of $35.43 per share, the value of White Mountains’s remaining stake in MediaAlpha was $600 million. Subsequent to the secondary offering, each $1.00 per share increase or decrease in the market price of MediaAlpha will result in an approximate $5.50 per share increase or decrease in White Mountains’s book value per share and adjusted book value per share.

HG Global/BAM

BAM’s gross written premiums and member surplus contributions (MSC) collected were $26 million in the first quarter of 2021, compared to $20 million in the first quarter of 2020. BAM insured municipal bonds with par value of $3.5 billion in the first quarter of 2021, compared to $3.0 billion in the first quarter of 2020. In the first quarter of 2021, BAM completed an assumed reinsurance transaction to reinsure municipal bonds with a par value of $805 million. Total pricing was 74 basis points in the first quarter of 2021, compared to 66 basis points in the first quarter of 2020. BAM’s total claims paying resources were $1,144 million at March 31, 2021, compared to $987 million at December 31, 2020 and $930 million at March 31, 2020. In the first quarter of 2021, BAM completed a reinsurance agreement with Fidus Re that increased BAM’s claims paying resources by $150 million.

Seán McCarthy, CEO of BAM, said, “BAM guaranteed $3.5 billion of par, including a new assumed reinsurance transaction, for our strongest first quarter on record. We saw continued demand from institutional investors, even as the credit outlook for municipal bond issuers brightened following passage of the American Rescue Plan Act, which included substantial aid to state and local governments. This demand drove insured penetration rates back above 8% in the quarter, in line with the post-Great Recession highs reached last year. Claims-paying resources exceeded $1 billion for the first time, supported by both organic growth and $150 million from our second collateralized reinsurance agreement with Fidus Re, which closed in February.”

The COVID-19 pandemic is negatively impacting the finances of municipalities to varying degrees, and, over time, financial stress could emerge. To date, BAM’s portfolio continues to perform as expected. All BAM-insured bond payments due through May 1 have been made by insureds, and there are no credits on BAM’s watchlist. BAM continues to monitor the finances of its members and to work proactively with its members to prepare for any pandemic-related revenue challenges.

HG Global reported pre-tax loss of $2 million in the first quarter of 2021, compared to pre-tax income of $11 million in the first quarter of 2020. White Mountains reported pre-tax loss related to BAM of $23 million in the first quarter of 2021, compared to pre-tax loss related to BAM of $10 million in the first quarter of 2020. The period over period changes were driven primarily by lower investment returns on the HG Global and BAM investment portfolios, as interest rates rose in the first quarter of 2021 and declined in the first quarter of 2020.

BAM is a mutual insurance company that is owned by its members.  BAM’s results are consolidated into White Mountains’s GAAP financial statements and attributed to non-controlling interests.

Ark

On January 1, 2021, White Mountains closed its transaction with Ark. Ark’s GAAP combined ratio was 109% in the first quarter of 2021. Ark’s adjusted combined ratio, which adds back amounts ceded to third party capital providers, was 108% in the first quarter of 2021. The adjusted combined ratio included 17 points of catastrophe losses, of which 14 points related to Winter Storm Uri. In the first quarter of 2021, gross written premiums, net written premiums and net earned premiums were $405 million, $342 million and $105 million. Ark reported pre-tax loss of $33 million in the first quarter of 2021, which included $25 million of transaction expenses related to White Mountains’s transaction with Ark.

Ian Beaton, CEO of Ark, said, “Although catastrophe losses were unusually heavy in the first quarter, we are off to a good start in 2021. All licenses are in hand, and all underwriting platforms are functioning as contemplated. We received an AM Best financial strength rating of “A/stable”, the highest rating in the Class of 2020. Operational execution has been strong, and hiring is more or less complete. Driven by a good January renewal season, gross written premiums were $405 million in the quarter, more than double 2020 levels, with blended renewal pricing up over 10%. The heavy cat losses in the quarter added 17 points to the loss ratio, resulting in an adjusted combined ratio of 108% for the quarter. Looking forward, market conditions remain attractive, and we are optimistic about profitable growth in the book.”

NSM

NSM reported pre-tax loss of $33 million, adjusted EBITDA of $14 million, and commission and other revenues of $75 million in the first quarter of 2021, compared to pre-tax loss of $1 million, adjusted EBITDA of $11 million, and commission and other revenues of $65 million in the first quarter of 2020. Results for the first quarter of 2021 include the results of Kingsbridge Group Limited, a leading provider of commercial lines insurance and consulting services to the contingent workforce in the U.K., which was acquired on April 7, 2020. On April 12, 2021, NSM sold its Fresh Insurance motor business, which resulted in a loss of $29 million recorded in the first quarter of 2021.

Geof McKernan, CEO of NSM, said, “NSM delivered another good quarter. Quarter over quarter, trailing 12 months pro forma controlled premiums increased 1% to $1,090 million, while pro forma adjusted EBITDA increased 2% to $63 million. Growth in the quarter was led by the Pet and Social Services verticals, partially offset by a modest decline in the Real Estate vertical. The sale of the underperforming Fresh Insurance motor business better positions us for profitable growth in the U.K. vertical going forward.”

Kudu

Kudu reported pre-tax income of $16 million and adjusted EBITDA of $6 million in the first quarter of 2021, compared to pre-tax loss of $21 million and adjusted EBITDA of $6 million in the first quarter of 2020. Pre-tax income in the first quarter of 2021 included $16 million of unrealized gains on Kudu’s participation contracts, compared to $25 million of unrealized losses on Kudu’s participation contracts in the first quarter of 2020, which reflected the impact of the market dislocation from the COVID-19 pandemic on Kudu’s underlying asset management firms.

In the first quarter of 2021, Kudu deployed $11 million in an existing portfolio company. As of March 31, 2021, Kudu has deployed $397 million in 13 investment management firms with combined assets under management of approximately $48 billion, spanning a range of asset classes, including real estate, real assets, wealth management, hedge funds, private equity and alternative credit strategies. The capital has generated an average gross cash yield to Kudu at inception of 10.3%.

Rob Jakacki, CEO of Kudu, said, “Kudu had a solid first quarter. Quarter over quarter, trailing 12 months revenues from participation contracts increased 3% to $30 million, while adjusted EBITDA increased 2% to $23 million. Annualized adjusted EBITDA finished the quarter at $29 million, reflecting the full impact of new transactions. First quarter unrealized gains of $16 million reflected the strong asset growth and performance of Kudu’s portfolio of asset managers. We were delighted to complete during the quarter a new $300 million credit facility with MassMutual, a recognition of our scale and success. We plan to use the facility to fund new opportunities in the asset and wealth management space globally as well as to support growth initiatives with our existing partners.”

Other Operations

White Mountains’s Other Operations segment reported pre-tax loss of $64 million in the first quarter of 2021, compared to pre-tax loss of $144 million in the first quarter of 2020. The results for the first quarter of 2021 were driven primarily by $42 million of net realized and unrealized investment losses from White Mountains’s investment in MediaAlpha. The results for the first quarter of 2020 were driven primarily by $138 million of net realized and unrealized investment losses, which included $30 million of net unrealized investment gains from White Mountains’s investment in MediaAlpha, as equity markets declined in reaction to the COVID-19 pandemic.

White Mountains’s Other Operations segment reported general and administrative expenses of $36 million in the first quarter of 2021, compared to $18 million in the first quarter of 2020. The increase in general and administrative expenses in the first quarter of 2021 compared to the first quarter of 2020 was driven primarily by higher incentive compensation costs, in turn driven primarily by the increase in the White Mountains’s share price.

In the first quarter of 2021, White Mountains recorded an $18 million gain within discontinued operations as a result of reversing a liability arising from the tax indemnification provided in connection with the sale of Sirius Group in 2016. The liability related to certain interest deductions claimed by Sirius Group that had been disputed by the Swedish Tax Agency (STA). In April 2021, the STA informed the Swedish Administrative Court of Appeal that, as a result of the Swedish Supreme Administrative Court having ruled that the Swedish interest disallowance rules violate the European Union’s freedom of establishment principle, Sirius Group should prevail in its appeal (and that the interest deductions should not be disallowed).

Investments

The total return on invested assets was -0.3% in the first quarter of 2021. This return included $42 million of net realized and unrealized investment losses from MediaAlpha. Excluding MediaAlpha, the total return on invested assets was 0.7% in the first quarter of 2021.

The total return on invested assets was -4.6% in the first quarter of 2020. This return included $32 million of net investment income and net unrealized investment gains from MediaAlpha. Excluding MediaAlpha, the total return on invested assets was -6.1% in the first quarter of 2020.

Mark Plourde, Managing Director of White Mountains Advisors, said, "Excluding MediaAlpha, the total portfolio was up 0.7% in the first quarter. The fixed income portfolio returned -1.0%, outperforming the longer duration BBIA Index return of -1.6%. The equity portfolio, which now consists primarily of other long-term investments, returned 3.8%, underperforming the S&P 500 Index return of 6.2% in a strong up quarter for common stocks.”

Additional Information

White Mountains is a Bermuda-domiciled financial services holding company traded on the New York Stock Exchange and the Bermuda Stock Exchange under the symbol WTM. Additional financial information and other items of interest are available at the Company’s website located at www.whitemountains.com. White Mountains expects to file its Form 10-Q today with the Securities and Exchange Commission and urges shareholders to refer to that document for more complete information concerning its financial results.

WHITE MOUNTAINS INSURANCE GROUP, LTD.
CONDENSED CONSOLIDATED BALANCE SHEETS
(millions)
(Unaudited)

	March 31, 2021	December 31, 2020	March 31, 2020
Assets
Financial Guarantee (HG Global/BAM)
Fixed maturity investments	$857.0	$859.5	$818.2
Short-term investments	45.3	60.4	24.5
Total investments	902.3	919.9	842.7
Cash	18.9	42.8	10.5
Insurance premiums receivable	6.9	6.9	6.8
Deferred acquisition costs	28.7	27.8	23.3
Accrued investment income	5.2	5.0	5.5
Other assets	14.8	15.4	15.4
Total Financial Guarantee assets	976.8	1,017.8	904.2
P&C Insurance and Reinsurance (Ark)
Fixed maturity investments	305.8	—	—
Common equity securities	118.6	—	—
Short-term investments	328.6	—	—
Other long-term investments	234.7	—	—
Total investments	987.7	—	—
Cash	308.8	—	—
Reinsurance recoverables	449.0	—	—
Insurance premiums receivable	435.4	—	—
Ceded unearned premiums	145.5	—	—
Deferred acquisition cost	79.2	—	—
Value of in-force business acquired	42.9	—	—
Goodwill and other intangible assets	292.5	—	—
Other assets	99.2	—	—
Total P&C Insurance and Reinsurance assets	2,840.2	—	—
Specialty Insurance Distribution (NSM)
Cash (restricted $79.3, $78.4 and $64.9)	121.0	126.5	89.7
Premium and commission receivable	77.0	76.7	71.5
Goodwill and other intangible assets	699.7	736.8	615.2
Other assets	65.0	59.6	46.5
Total Specialty Insurance Distribution assets	962.7	999.6	822.9
Asset Management (Kudu)
Short-term investments	.1	.1	.1
Other long-term investments	427.4	400.6	262.7
Total investments	427.5	400.7	262.8
Cash (restricted $3.9, $0.0, $0.0)	10.9	7.8	7.7
Accrued investment income	7.5	9.8	5.6
Goodwill and other intangible assets	9.1	9.2	9.5
Other assets	2.7	2.7	2.8
Total Asset Management assets	457.7	430.2	288.4
Other Operations
Fixed maturity investments	318.8	347.7	394.1
Short-term investments	251.8	82.4	113.0
Common equity securities	—	—	523.7
Investment in MediaAlpha	600.2	802.2	210.0
Other long-term investments	370.1	386.2	332.9
Total investments	1,540.9	1,618.5	1,573.7
Cash	28.9	34.1	28.5
Cash pre-funded/placed in escrow for Ark transaction	—	646.3	—
Accrued investment income	3.9	2.4	7.3
Accounts receivable on unsettled investment sales	3.5	3.4	58.1
Goodwill and other intangible assets	35.7	36.4	22.1
Other assets	49.7	40.4	31.5
Assets held for sale	.7	2.3	3.0
Total Other Operations assets	1,663.3	2,383.8	1,724.2
Total assets	$6,900.7	$4,831.4	$3,739.7

WHITE MOUNTAINS INSURANCE GROUP, LTD.
CONDENSED CONSOLIDATED BALANCE SHEETS (CONTINUED)
(millions)
(Unaudited)

	March 31, 2021	December 31, 2020	March 31, 2020
Liabilities
Financial Guarantee (HG Global/BAM)
Unearned insurance premiums	$243.7	$237.5	$202.7
Accrued incentive compensation	11.0	25.7	9.7
Other liabilities	28.6	28.3	26.4
Total Financial Guarantee liabilities	283.3	291.5	238.8
P&C Insurance and Reinsurance (Ark)
Loss and loss adjustment expense reserves	751.9	—	—
Unearned insurance premiums	565.4	—	—
Debt	44.1	—	—
Reinsurance payable	487.5	—	—
Contingent consideration related to the Ark transaction	22.5	—	—
Accounts payable on unsettled investment purchases	61.6	—	—
Other liabilities	73.8	—	—
Total P&C Insurance and Reinsurance liabilities	2,006.8	—	—
Specialty Insurance Distribution (NSM)
Debt	272.7	272.6	218.4
Premiums payable	116.0	113.4	110.8
Contingent consideration earnout liabilities	7.9	14.6	13.4
Other liabilities	83.5	91.2	61.1
Total Specialty Insurance Distribution liabilities	480.1	491.8	403.7
Asset Management (Kudu)
Debt	95.9	86.3	65.7
Other liabilities	15.4	10.0	1.4
Total Asset Management liabilities	111.3	96.3	67.1
Other Operations
Debt	17.0	17.5	10.6
Accrued incentive compensation	40.4	70.1	11.7
Other liabilities	25.9	46.3	48.7
Total Other Operations liabilities	83.3	133.9	71.0
Total liabilities	2,964.8	1,013.5	780.6

Equity
White Mountains’s common shareholder’s equity
White Mountains’s common shares and paid-in surplus	597.9	595.2	589.3
Retained earnings	3,226.7	3,311.2	2,498.0
Accumulated other comprehensive income (loss), after tax:
Net unrealized gains (losses) from foreign currency translation and interest rate swap	1.3	(.4)	(10.6)
Total White Mountains’s common shareholders’ equity	3,825.9	3,906.0	3,076.7
Non-controlling interests	110.0	(88.1)	(117.6)
Total equity	3,935.9	3,817.9	2,959.1
Total liabilities and equity	$6,900.7	$4,831.4	$3,739.7

WHITE MOUNTAINS INSURANCE GROUP, LTD.
BOOK VALUE AND ADJUSTED BOOK VALUE PER SHARE
(Unaudited)

	March 31, 2021	December 31, 2020	March 31, 2020
Book value per share numerators (in millions):
White Mountains’s common shareholders’ equity - GAAP book value per share numerator	$3,825.9	$3,906.0	$3,076.7
Time value of money discount on expected future payments on the BAM Surplus Notes (1)	(137.7)	(142.5)	(149.2)
HG Global’s unearned premium reserve (1)	195.3	190.0	160.5
HG Global’s net deferred acquisition costs (1)	(54.2)	(52.4)	(42.9)
Adjusted book value per share numerator	$3,829.3	$3,901.1	$3,045.1
Book value per share denominators (in thousands of shares):
Common shares outstanding - GAAP book value per share denominator	3,107.3	3,102.0	3,135.0
Unearned restricted common shares	(23.4)	(14.8)	(26.9)
Adjusted book value per share denominator	3,083.9	3,087.2	3,108.1
GAAP book value per share	$1,231.27	$1,259.18	$981.39
Adjusted book value per share	$1,241.71	$1,263.64	$979.74
(1) Amount reflects White Mountains's preferred share ownership in HG Global of 96.9%.
	March 31, 2021	December 31, 2020	March 31, 2020
Quarter-to-date change in GAAP book value per share, including dividends:	(2.1)%	14.6%	(4.1)%
Quarter-to-date change in adjusted book value per share, including dividends:	(1.7)%	14.7%	(3.7)%
Year-to-date change in GAAP book value per share, including dividends:	(2.1)%	23.1%	(4.1)%
Year-to-date change in adjusted book value per share, including dividends:	(1.7)%	24.2%	(3.7)%
Year-to-date dividends per share	$1.00	$1.00	$1.00
	March 31, 2021	December 31, 2020	March 31, 2020
Summary of goodwill and other intangible assets (in millions):
Goodwill:
Ark	$116.8	$—	$—
NSM	477.7	506.4	379.1
Kudu	7.6	7.6	7.6
Other Operations	11.3	11.5	5.7
Total goodwill	613.4	525.5	392.4
Other intangible assets:
Ark	175.7	—	—
NSM	222.0	230.4	236.1
Kudu	1.5	1.6	1.9
Other Operations	24.4	24.9	16.4
Total other intangible assets	423.6	256.9	254.4
Total goodwill and other intangible assets	1,037.0	782.4	646.8
Goodwill and other intangible assets attributed to non-controlling interests	(108.4)	(28.1)	(23.5)
Goodwill and other intangible assets included in White Mountains’s common shareholders’ equity	$928.6	$754.3	$623.3

WHITE MOUNTAINS INSURANCE GROUP, LTD.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(millions)
(Unaudited)

	Three Months Ended March 31,
	2021	2020
Revenues:
Financial Guarantee (HG Global/BAM)
Earned insurance premiums	$6.4	$5.4
Net investment income	4.5	5.5
Net realized and unrealized investment (losses) gains	(17.9)	6.1
Other revenues	.3	.5
Total Financial Guarantee revenues	(6.7)	17.5
P&C Insurance and Reinsurance (Ark)
Earned insurance premiums	104.6	—
Net investment income	.8	—
Net realized and unrealized investment gains	1.1	—
Other revenues	2.6	—
Total P&C Insurance and Reinsurance revenues	109.1	—
Specialty Insurance Distribution (NSM)
Commission revenues	59.6	53.0
Other revenues	15.2	12.0
Total Specialty Insurance Distribution revenues	74.8	65.0
Asset Management (Kudu)
Net investment income	8.2	7.3
Net realized and unrealized investment gains (losses)	15.8	(24.8)
Other revenues	.1	.1
Total Asset Management revenues	24.1	(17.4)
Other Operations
Net investment income	7.1	10.1
Net realized and unrealized investment gains (losses)	2.1	(168.0)
Net realized and unrealized investment (losses) gains from investment in MediaAlpha	(41.7)	30.0
Commission revenues	2.3	2.1
Other revenues	7.1	1.5
Total Other Operations revenues	(23.1)	(124.3)
Total revenues	$178.2	$(59.2)

WHITE MOUNTAINS INSURANCE GROUP, LTD.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (CONTINUED)
(millions)
(Unaudited)

	Three Months Ended March 31,
	2021	2020
Expenses:
Financial Guarantee (HG Global/BAM)
Insurance acquisition expenses	$1.9	$1.7
General and administrative expenses	16.4	14.7
Total Financial Guarantee expenses	18.3	16.4
P&C Insurance and Reinsurance (Ark)
Loss and loss adjustment expenses	66.0	—
Insurance and reinsurance acquisition expenses	36.7	—
Other underwriting expenses	11.2	—
General and administrative expenses	26.6	—
Interest expense	1.1	—
Total P&C Insurance and Reinsurance expenses	141.6	—
Specialty Insurance Distribution (NSM)
General and administrative expenses	46.0	39.6
Broker commission expenses	18.9	18.3
Change in fair value of contingent consideration earnout liabilities	—	(.6)
Amortization of other intangible assets	8.6	4.8
Loss on assets held for sale	28.7	—
Interest expense	5.9	4.3
Total Specialty Insurance Distribution expenses	108.1	66.4
Asset Management (Kudu)
General and administrative expenses	2.5	2.5
Amortization of other intangible assets	.1	.1
Interest expense	5.8	1.4
Total Asset Management expenses	8.4	4.0
Other Operations
Cost of sales	4.0	2.0
General and administrative expenses	35.7	17.5
Amortization of other intangible assets	.5	.2
Interest expense	.3	.3
Total Other Operations expenses	40.5	20.0
Total expenses	316.9	106.8
Pre-tax loss from continuing operations	(138.7)	(166.0)
Income tax benefit	9.5	25.5
Net loss from continuing operations	(129.2)	(140.5)
Net income from sale of discontinued operations, net of tax	18.7	.9
Net loss	(110.5)	(139.6)
Net loss attributable to non-controlling interests	35.2	10.8
Net loss attributable to White Mountains’s common shareholders	$(75.3)	$(128.8)

WHITE MOUNTAINS INSURANCE GROUP, LTD.
CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
(millions)
(Unaudited)

	Three Months Ended December 31,
	2021	2020
Net loss attributable to White Mountains’s common shareholders	$(75.3)	$(128.8)
Other comprehensive income (loss), net of tax	1.8	(3.4)
Comprehensive loss	(73.5)	(132.2)
Other comprehensive loss attributable to non-controlling interests	(.1)	—
Comprehensive loss attributable to White Mountains’s common shareholders	$(73.6)	$(132.2)

WHITE MOUNTAINS INSURANCE GROUP, LTD.
EARNINGS PER SHARE
(Unaudited)

Income (loss) per share attributable to White Mountains’s common shareholders	Three Months Ended March 31,
	2021	2020
Basic (loss) earnings per share
Continuing operations	$(30.33)	$(40.82)
Discontinued operations	6.03	.28
Total consolidated operations	$(24.30)	$(40.54)

Diluted (loss) earnings per share
Continuing operations	$(30.33)	$(40.82)
Discontinued operations	6.03	.28
Total consolidated operations	$(24.30)	$(40.54)
Dividends declared per White Mountains’s common share	$1.00	$1.00

WHITE MOUNTAINS INSURANCE GROUP, LTD.
YTD SEGMENT STATEMENTS OF PRE-TAX (LOSS) INCOME
(millions)
(Unaudited)

For the Three Months Ended March 31, 2021	HG Global/BAM
	HG Global	BAM	Ark	NSM	Kudu	Other Operations	Total
Revenues:
Earned insurance premiums	$5.3	$1.1	$104.6	$—	$—	$—	$111.0
Net investment income	1.8	2.7	.8	—	8.2	7.1	20.6
Net investment income (expense) - BAM surplus note interest	3.0	(3.0)	—	—	—	—	—
Net realized and unrealized investment (losses) gains	(9.9)	(8.0)	1.1	—	15.8	2.1	1.1
Net realized and unrealized investment losses from investment in MediaAlpha	—	—	—	—	—	(41.7)	(41.7)
Commission revenues	—	—	—	59.6	—	2.3	61.9
Other revenue	.1	.2	2.6	15.2	.1	7.1	25.3

Total revenues	.3	(7.0)	109.1	74.8	24.1	(23.1)	178.2
Expenses:
Loss and loss adjustment expenses	—	—	66.0	—	—	—	66.0
Insurance acquisition expenses	1.5	.4	36.7	—	—	—	38.6
Cost of sales	—	—	—	—	—	4.0	4.0
General and administrative expenses	.6	15.8	37.8	46.0	2.5	35.7	138.4
Broker commission expenses	—	—	—	18.9	—	—	18.9
Change in fair value of contingent consideration earnout liabilities	—	—	—	—	—	—	—
Amortization of other intangible assets	—	—	—	8.6	.1	.5	9.2
Loss on assets held for sale	—	—	—	28.7	—	—	28.7
Interest expense	—	—	1.1	5.9	5.8	.3	13.1
Total expenses	2.1	16.2	141.6	108.1	8.4	40.5	316.9

Pre-tax (loss) income	$(1.8)	$(23.2)	$(32.5)	$(33.3)	$15.7	$(63.6)	$(138.7)

WHITE MOUNTAINS INSURANCE GROUP, LTD.
YTD SEGMENT STATEMENTS OF PRE-TAX INCOME (LOSS) (CONTINUED)
(millions)
(Unaudited)

For the Three Months Ended March 31, 2020	HG Global/BAM
	HG Global	BAM	NSM	Kudu	Other Operations	Total
Revenues:
Earned insurance premiums	$4.4	$1.0	$—	$—	$—	$5.4
Net investment income	2.3	3.2	—	7.3	10.1	22.9
Net investment income (expense) - BAM surplus note interest	4.8	(4.8)	—	—	—	—
Net realized and unrealized investment gains (losses)	1.4	4.7	—	(24.8)	(168.0)	(186.7)
Net unrealized investment gains from investment in MediaAlpha	—	—	—	—	30.0	30.0
Commission revenues	—	—	53.0	—	2.1	55.1
Other revenue	—	.5	12.0	.1	1.5	14.1

Total revenues	12.9	4.6	65.0	(17.4)	(124.3)	(59.2)
Expenses:
Insurance acquisition expenses	1.0	.7	—	—	—	1.7
Cost of sales	—	—	—	—	2.0	2.0
General and administrative expenses	.5	14.2	39.6	2.5	17.5	74.3
Broker commission expenses	—	—	18.3	—	—	18.3
Change in fair value of contingent consideration earnout liabilities	—	—	(.6)	—	—	(.6)
Amortization of other intangible assets	—	—	4.8	.1	.2	5.1
Interest expense	—	—	4.3	1.4	.3	6.0
Total expenses	1.5	14.9	66.4	4.0	20.0	106.8

Pre-tax income (loss)	$11.4	$(10.3)	$(1.4)	$(21.4)	$(144.3)	$(166.0)

WHITE MOUNTAINS INSURANCE GROUP, LTD.
SELECTED FINANCIAL DATA
($ in millions)
(Unaudited)

	Three Months Ended March 31,
BAM	2021	2020
Gross par value of primary market policies issued	$2,542.0	$2,508.1
Gross par value of secondary market policies issued	177.1	468.5
Gross par value of assumed reinsurance	805.5	—
Total gross par value of market policies issued	$3,524.6	$2,976.6
Gross written premiums	$12.5	$9.7
MSC collected	13.8	10.0
Total gross written premiums and MSC collected	$26.3	$19.7
Present value of future installment MSC collections	—	—
Gross written premium adjustments on existing installment policies	—	—
Gross written premiums and MSC from new business	$26.3	$19.7
Total pricing	74 bps	66 bps

	As of March 31, 2021	As of December 31, 2020
Policyholders’ surplus	$321.3	$324.7
Contingency reserve	92.2	86.4
Qualified statutory capital	413.5	411.1
Statutory net unearned premiums	46.2	45.2
Present value of future installment premiums and MSC	13.9	14.0
HG Re, Ltd collateral trusts at statutory value	420.7	417.0
Fidus Re, Ltd collateral trust at statutory value	250.0	100.0
Claims paying resources	$1,144.3	$987.3

	Three Months Ended March 31,
HG Global	2021	2020
Net written premiums	$10.7	$8.3
Earned premiums	$5.3	$4.4

	As of March 31, 2021	As of December 31, 2020
Unearned premiums	$201.5	$196.1
Deferred acquisition costs	$55.9	$54.1

WHITE MOUNTAINS INSURANCE GROUP, LTD.
SELECTED FINANCIAL DATA (CONTINUED)
($ in millions)
(Unaudited)

Ark	Three Months Ended March 31, 2021
	GAAP	Third Party Capital Share	Adjusted
Insurance premiums:
Gross written premiums	$404.5	$—	$404.5
Net written premiums	$342.4	$(5.0)	$337.4
Net earned premiums	$104.6	$31.2	$135.8

Insurance expenses:
Loss and loss adjustment expenses	$66.0	$31.6	$97.6
Insurance acquisition expenses	36.7	—	36.7
Other underwriting expenses	11.2	1.3	12.5
Total insurance expenses	$113.9	$32.9	$146.8

Ratios:
Loss and loss adjustment expense	63.1%		71.9%
Insurance acquisition expense	35.1%		27.0%
Other underwriting expense	10.7%		9.2%
Combined Ratio	108.9%		108.1%

WHITE MOUNTAINS INSURANCE GROUP, LTD.
SELECTED FINANCIAL DATA (CONTINUED)
(millions)
(Unaudited)

NSM	Three Months Ended March 31, 2020	Three Months Ended March 31, 2021	Twelve Months Ended December 31, 2020	Twelve Months Ended March 31, 2021
Commission revenues	$53.0	$59.6	$232.5	$239.1
Broker commission expenses	18.3	18.9	75.3	75.9
Gross profit	34.7	40.7	157.2	163.2
Other revenues	12.0	15.2	52.6	55.8
General and administrative expenses	39.6	46.0	176.9	183.3
Change in fair value of contingent consideration earnout liabilities	(.6)	—	(3.3)	(2.7)
Amortization of other intangible assets	4.8	8.6	26.7	30.5
Loss on assets held for sale	—	28.7	—	28.7
Interest expense	4.3	5.9	22.1	23.7
GAAP pre-tax loss	(1.4)	(33.3)	(12.6)	(44.5)
Income tax benefit	(.7)	(8.0)	(5.7)	(13.0)
GAAP net loss	(.7)	(25.3)	(6.9)	(31.5)

Add back:
Interest expense	4.3	5.9	22.1	23.7
Income tax benefit	(.7)	(8.0)	(5.7)	(13.0)
General and administrative expenses – depreciation	.9	1.1	4.5	4.7
Amortization of other intangible assets	4.8	8.6	26.7	30.5
EBITDA	8.6	(17.7)	40.7	14.4

Add back:
Change in fair value of contingent consideration earnout liabilities	(.6)	—	(3.3)	(2.7)
Non-cash equity-based compensation expense	—	.6	2.4	3.0
Impairments of intangible assets	—	—	6.2	6.2
Loss on assets held for sale	—	28.7	—	28.7
Acquisition-related transaction expenses	1.7	—	7.2	5.5
Investments made in the development of new business lines	—	—	.9	.9
Restructuring expenses	.8	2.8	4.8	6.8
Adjusted EBITDA	$10.5	$14.4	$58.9	$62.8
Add:
Kingsbridge’s Adjusted EBITDA from January 1, 2020 to April 7, 2020			2.6	—
Pro forma adjusted EBITDA			$61.5	$62.8

WHITE MOUNTAINS INSURANCE GROUP, LTD.
SELECTED FINANCIAL DATA (CONTINUED)
(millions)
(Unaudited)

Kudu	Three Months Ended March 31, 2020	Three Months Ended March 31, 2021	Twelve Months Ended December 31, 2020	Twelve Months Ended March 31, 2021
Net investment income	$7.3	$8.2	$29.5	$30.4
Net unrealized investment (losses) gains	(24.8)	15.8	15.9	56.5
Other revenues	.1	.1	.3	.3
Total revenues	(17.4)	24.1	45.7	87.2
General and administrative expenses	2.5	2.5	11.8	11.8
Amortization of other intangible assets	.1	.1	.3	.3
Interest expense	1.4	5.8	6.0	10.4
Total expenses	4.0	8.4	18.1	22.5
GAAP pre-tax (loss) income	(21.4)	15.7	27.6	64.7
Income tax (benefit) expense	(5.4)	7.8	7.0	20.2
GAAP net income	(16.0)	7.9	20.6	44.5

Add back:
Interest expense	1.4	5.8	6.0	10.4
Income tax (benefit) expense	(5.4)	7.8	7.0	20.2
Amortization of other intangible assets	.1	.1	.3	.3
EBITDA	(19.9)	21.6	33.9	75.4

Add back:
Net unrealized investment losses (gains)	24.8	(15.8)	(15.9)	(56.5)
Non-cash equity-based compensation expense	—	.1	.4	.5
Acquisition-related transaction expenses	.6	—	3.7	3.1
Adjusted EBITDA	$5.5	$5.9	22.1	22.5
Add:
Adjustment to annualize partial year revenues			2.1	6.6
Annualized Adjusted EBITDA			$24.2	$29.1

Regulation G

This earnings release includes non-GAAP financial measures that have been reconciled to their most comparable GAAP financial measures.
•Adjusted book value per share is a non-GAAP financial measure which is derived by adjusting (i) the GAAP book value per share numerator and (ii) the common shares outstanding denominator, as described below.

The GAAP book value per share numerator is adjusted (i) to include a discount for the time value of money arising from the modeled timing of cash payments of principal and interest on the BAM surplus notes and (ii) to add back the unearned premium reserve, net of deferred acquisition costs, at HG Global.

Under GAAP, White Mountains is required to carry the BAM surplus notes, including accrued interest, at nominal value with no consideration for time value of money. Based on a debt service model that forecasts operating results for BAM through maturity of the surplus notes, the present value of the BAM surplus notes, including accrued interest and using an 8% discount rate, was estimated to be $142 million, $147 million and $154 million less than the nominal GAAP carrying values as of March 31, 2021, December 31, 2020 and March 31, 2020 respectively.

The value of HG Global’s unearned premium reserve, net of deferred acquisition costs, was $146 million, $142 million and $121 million as of March 31, 2021, December 31, 2020, and March 31, 2020 respectively.

White Mountains believes these adjustments are useful to management and investors in analyzing the intrinsic value of HG Global, including the value of the BAM surplus notes and the value of the in-force business at HG Re, HG Global’s reinsurance subsidiary.

The denominator used in the calculation of adjusted book value per share equals the number of common shares outstanding adjusted to exclude unearned restricted common shares, the compensation cost of which, at the date of calculation, has yet to be amortized. Restricted common shares are earned on a straight-line basis over their vesting periods. The reconciliation of GAAP book value per share to adjusted book value per share is included on page 7.

•BAM’s gross written premiums and MSC from new business is a non-GAAP financial measure, which is derived by adjusting gross written premiums and MSC collected (i) to include the present value of future installment MSC not yet collected and (ii) to exclude the impact of gross written premium adjustments related to policies closed in prior periods. White Mountains believes these adjustments are useful to management and investors in evaluating the volume and pricing of new business closed during the period. The reconciliation from GAAP gross written premiums to gross written premiums and MSC from new business is included on page 13.

•Ark’s adjusted loss and loss adjustment expense ratio, adjusted insurance acquisition expense ratio, adjusted other underwriting expense ratio and adjusted combined ratio are non-GAAP financial measures, which are derived by adjusting the GAAP ratios to add back the impact of whole-account quota-share reinsurance arrangements related to third party capital providers for Ark’s Lloyd’s syndicates. The impact of these reinsurance arrangements relates to years of account prior to White Mountains’s transaction with Ark. White Mountains believes these adjustments are useful to management and investors in evaluating Ark’s results on a fully aligned basis. The reconciliation from the GAAP ratios to the adjusted ratios is included on page 14.

•NSM’s EBITDA, adjusted EBITDA and pro forma adjusted EBITDA are non-GAAP financial measures.

EBITDA is a non-GAAP financial measure that excludes interest expense on debt, income tax expense (benefit), depreciation and amortization of other intangible assets from GAAP net income (loss).

Adjusted EBITDA is a non-GAAP financial measure that excludes certain other items in GAAP net income (loss) in addition to those excluded from EBITDA. The adjustments relate to (i) change in fair value of contingent consideration earnout liabilities, (ii) non-cash equity-based compensation expense, (iii) impairments of intangible assets, (iv) loss on assets held for sale, (v) acquisition-related transaction expenses, (vi) investments made in the development of new business lines and (vii) restructuring expenses. A description of each follows:
•Change in fair value of contingent consideration earnout liabilities - Earnout liabilities are amounts payable to the sellers of businesses purchased by NSM that are contingent on the earnings of such businesses in periods subsequent to their acquisition. Under GAAP, earnout liabilities are initially recorded at fair value as part of purchase accounting, with the periodic change in the fair value of these liabilities recorded as income or an expense.
•Non-cash equity-based compensation expense - Represents non-cash expenses related to NSM’s management compensation emanating from the grants of equity units.
•Impairments of intangible assets - Represents expense related to NSM’s write-off of intangible assets. For the periods presented, the impairments related primarily to NSM’s write-off of intangible assets in its U.K. vertical. The impairments related to lower premium volumes, including due to the impact of the COVID-19 pandemic, and certain reorganization initiatives in the U.K. vertical.
•Loss on assets held for sale - Represents the loss on the net assets held for sale related to the sale of the Fresh Insurance motor business.
•Acquisition-related transaction expenses - Represents costs directly related to NSM’s transactions to acquire businesses, such as transaction-related compensation, banking, accounting and external lawyer fees, which are not capitalized and are expensed under GAAP.
•Investments made in the development of new business lines - Represents the net loss related to the start-up of newly established lines of business, which NSM views as investments.
•Restructuring expenses - Represents expenses associated with eliminating redundant work force and facilities that often arise as a result of NSM’s post-acquisition integration strategies. For the periods presented, this adjustment relates primarily to NSM’s expenses incurred in certain reorganization initiatives in the U.K. vertical.

Pro forma adjusted EBITDA is a non-GAAP financial measure that starts with adjusted EBITDA and also includes the earnings of acquired businesses for the period of time over the previous 12 months that the businesses were not owned by White Mountains.

White Mountains believes that these non-GAAP financial measures are useful to management and investors in evaluating NSM’s performance. White Mountains also believes that pro forma adjusted EBITDA is useful to management and investors to demonstrate the earnings profile of NSM’s business as of the end of the period for a full 12 month period. See page 15 for the reconciliation of NSM’s GAAP net income (loss) to EBITDA, adjusted EBITDA and pro forma adjusted EBITDA.

•Kudu’s EBITDA, adjusted EBITDA and annualized adjusted EBITDA are non-GAAP financial measures.

EBITDA is a non-GAAP financial measure that excludes interest expense on debt, income tax expense (benefit), depreciation and amortization of other intangible assets from GAAP net income (loss).

Adjusted EBITDA is a non-GAAP financial measure that excludes certain other items in GAAP net income (loss) in addition to those excluded from EBITDA. The adjustments relate to (i) net unrealized investment

(gains) losses on Kudu’s revenue and earnings participation contracts, (ii) non-cash equity-based compensation expense and (iii) acquisition-related transaction expenses. A description of each adjustment follows:
•Net unrealized investment (gains) losses - Represents net unrealized investment gains and losses recorded on Kudu’s revenue and earnings participation contracts, which are recorded at fair value under GAAP.
•Non-cash equity-based compensation expense - Represents non-cash expenses related to Kudu’s management compensation that are settled with equity units in Kudu.
•Acquisition-related transaction expenses - Represents costs directly related to Kudu’s transactions to acquire revenue and earnings participation contracts, such as external lawyer, banker, consulting and placement agent fees, which are not capitalized and are expensed under GAAP.

Annualized adjusted EBITDA is a non-GAAP financial measure that annualizes revenues related to Kudu’s earnings and revenue participation contracts that were in place as of the end of the 12-month period but were not in effect for the full 12-month period. The amount added was calculated on a contract-by-contract basis by annualizing the revenues received for the partial 12-month period. For example, if a participation contract was in effect for four months, the amount added equals twice that amount.

White Mountains believes that these non-GAAP financial measures are useful to management and investors in evaluating Kudu’s performance. White Mountains also believes that annualized adjusted EBITDA is useful to management and investors to demonstrate the earnings profile of Kudu’s business as of the end of the period for a full 12-month period. See page 16 for the reconciliation of Kudu’s GAAP net income (loss) to EBITDA, adjusted EBITDA and annualized adjusted EBITDA.

•Total consolidated portfolio return excluding MediaAlpha and total equity portfolio return excluding MediaAlpha are non-GAAP financial measures that remove the net investment income and net realized and unrealized investment gains (losses) from White Mountains’s investment in MediaAlpha. White Mountains believes these measures to be useful to management and investors by showing the underlying performance of White Mountains’s investment portfolio and equity portfolio without regard to MediaAlpha. A reconciliation from GAAP to the reported percentage is as follows:

	Three Months Ended March 31,
	2021	2020
Total consolidated portfolio return	(0.3)%	(4.6)%
Remove MediaAlpha	1.0%	(1.5)%
Total consolidated portfolio return - excluding MediaAlpha	0.7%	(6.1)%

Three Months Ended March 31,
2021
Total equity portfolio return	0.8%
Remove MediaAlpha	3.0%
Total equity portfolio return - excluding MediaAlpha	3.8%

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

This earnings release may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical facts, included or referenced in this release which address activities, events or developments which White Mountains expects or anticipates will or may occur in the future are forward-looking statements. The words “could”, “will”, “believe”, “intend”, “expect”, “anticipate”, “project”, “estimate”, “predict” and similar expressions are also intended to identify forward-looking statements. These forward-looking statements include, among others, statements with respect to White Mountains’s:

•change in book value or adjusted book value per share or return on equity;
•business strategy;
•financial and operating targets or plans;
•incurred loss and loss adjustment expenses and the adequacy of its loss and loss adjustment expense reserves and related reinsurance;
•projections of revenues, income (or loss), earnings (or loss) per share, EBITDA, adjusted EBITDA, dividends, market share or other financial forecasts of White Mountains or its businesses;
•expansion and growth of its business and operations; and
•future capital expenditures.

These statements are based on certain assumptions and analyses made by White Mountains in light of its experience and perception of historical trends, current conditions and expected future developments, as well as other factors believed to be appropriate in the circumstances. However, whether actual results and developments will conform to its expectations and predictions is subject to risks and uncertainties that could cause actual results to differ materially from expectations, including:

•the risks that are described from time to time in White Mountains’s filings with the Securities and Exchange Commission, including but not limited to White Mountains’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020;
•claims arising from catastrophic events, such as hurricanes, earthquakes, floods, fires, terrorist attacks or severe winter weather;
•recorded loss reserves subsequently proving to have been inadequate;
•the market value of White Mountains’s investment in MediaAlpha;
•the trends and uncertainties from the COVID-19 pandemic, including judicial interpretations on the extent of insurance coverage provided by insurers for COVID-19 pandemic related claims;
•business opportunities (or lack thereof) that may be presented to it and pursued;
•actions taken by ratings agencies, such as financial strength or credit ratings downgrades or placing ratings on negative watch;
•the continued availability of capital and financing;
•deterioration of general economic, market or business conditions, including due to outbreaks of contagious disease (including the COVID-19 pandemic) and corresponding mitigation efforts;
•competitive forces, including the conduct of other insurers;
•changes in domestic or foreign laws or regulations, or their interpretation, applicable to White Mountains, its competitors or its customers; and
•other factors, most of which are beyond White Mountains’s control.

Consequently, all of the forward-looking statements made in this earnings release are qualified by these cautionary statements, and there can be no assurance that the actual results or developments anticipated by White Mountains will be realized or, even if substantially realized, that they will have the expected consequences to, or effects on, White Mountains or its business or operations. White Mountains assumes no obligation to publicly update any such forward-looking statements, whether as a result of new information, future events or otherwise.